Execution Version

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (“Pledge Agreement”) is made this 28th day of September, 2007 by DIOMED HOLDINGS, INC. and DIOMED, INC., each a Delaware corporation (each a “Pledgor” and together, the “Pledgors”), in favor of HERCULES TECHNOLOGY GROWTH CAPITAL, INC. (“Pledgee”).

WHEREAS, each Pledgor has concurrently herewith entered into that certain Loan and Security Agreement dated as of September 28th, 2007 (as amended and in effect from time to time, the “Loan Agreement”) with Pledgee pursuant to which Pledgee has agreed to make certain advances of money and to extend certain financial accommodations to Pledgor (collectively, the “Loan”), subject to the terms and conditions set forth therein;

WHEREAS, each Pledgor owns the percentage of the outstanding stock set forth beside the entities listed on Exhibit A attached hereto (which may be amended, updated, or otherwise modified from time to time);

WHEREAS, Pledgee is willing to make the Loan to Pledgor, but only upon the condition, among others, that each Pledgor shall have executed and delivered to Pledgee this Pledge Agreement and the Pledged Collateral (as defined below);

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, each Pledgor hereby agrees as follows:

1. All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement.

2. As security for the full, prompt and complete payment and performance when due (whether by stated maturity, by acceleration or otherwise) of all the Secured Obligations, together with, without limitation, the prompt payment of all expenses, including, without limitation, reasonable attorneys’ fees and legal expenses, incidental to the collection of the foregoing and the enforcement or protection of Pledgee’s lien in and to the collateral pledged hereunder (all such indebtedness being the “Liabilities”), each Pledgor hereby pledges to Pledgee, and grants to Pledgee, a first priority security interest in all of the following (collectively, the “Pledged Collateral”):

(a) the shares of capital stock or other equity securities of the entities listed on Exhibit A attached hereto now owned or hereafter acquired (whether in connection with any recapitalization, reclassification, or reorganization of the capital of such entities or any successors in interest thereto) by Pledgor (collectively, the “Pledged Shares”), and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

(b) all voting trust certificates held by Pledgor evidencing the right to vote any Pledged Shares subject to any voting trust; and

(c) all additional shares and voting trust certificates of the entities listed on Exhibit A from time to time acquired by Pledgor in any manner (which additional shares shall be deemed to be part of the Pledged Shares), and the certificates representing such additional shares, and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares;

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provided, however, that notwithstanding the foregoing clauses (a) through (c), in no event and at no time shall the Pledged Collateral include or be comprised of the issued and outstanding capital stock or other equity securities (calculated on an as-converted or as-exercised basis) of any Subsidiary of Pledgor organized under the laws of any jurisdiction other than the United States of America, or a subdivision thereof (a “Foreign Subsidiary”) which exceeds 65% of all such issued and outstanding capital stock or other equity securities (calculated on an as-converted or as-exercised basis) of such Foreign Subsidiary, and, in each case, the corresponding proportion of dividends, distributions, interest and other payments and rights with respect thereto.

3. Each Pledgor hereby represents and warrants to Pledgee as follows:

(a) Pledgor is, at the time of delivery of the Pledged Shares to Pledgee hereunder, the sole holder of record and the sole beneficial owner of its Pledged Collateral, free and clear of any lien thereon or affecting title thereto, except for the lien created by this Pledge Agreement and Permitted Liens.

(b) None of the Pledged Shares have been transferred in violation of applicable federal or state securities laws to which such transfer may be subject.

(c) All of the Pledged Shares have been duly authorized, validly issued, and fully paid, and are non-assessable and constitute the percentage of the issued and outstanding capital stock owned by Pledgor set forth on Exhibit A.

(d) No consent, approval, authorization or other order of any person and no consent or authorization of any governmental authority or regulatory body is required to be made or obtained by Pledgor either (i) for the pledge by Pledgor of its Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery, or performance of this Pledge Agreement by Pledgor; or (ii) for the exercise by Pledgee of the voting or other rights provided for in this Pledge Agreement or the remedies with respect to the Pledged Collateral pursuant to this Pledge Agreement, except as may be required in connection with such disposition by laws affecting the offer and sale of securities generally.

(e) The pledge, grant of a security interest in, and delivery of the Pledged Collateral pursuant to this Pledge Agreement, will create a valid first priority lien on and in the Pledged Collateral, and the proceeds thereof, securing the payment of the Liabilities.

(f) This Pledge Agreement has been duly executed and delivered by Pledgor and constitutes a legal, valid, and binding obligation of Pledgor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the rights of creditors generally or by the application of general equity principles.

Each Pledgor warrants and represents to Pledgee that all representations and warranties contained in this Pledge Agreement shall be true in all material respects at the time of Pledgor’s execution of this Pledge Agreement and with each Advance made to the Borrowers under the Loan Agreement.

4. So long as no Event of Default exists and Pledgee has not given either Pledgor notice it will enforce its security interest in the Pledged Collateral:

(a) Voting Rights. Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to its Pledged Collateral, provided that no vote shall be cast or consent, waiver or ratification given by such Pledgor if the effect thereof would in the reasonable judgment of the Lender materially impair any of the Pledged Collateral or be inconsistent with or result in any violation of any of the provisions of the Loan Agreement, the Notes or any of the other Loan Documents; and

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(b) Dividend and Distribution Rights. Each Pledgor shall be entitled to receive and to retain and use any and all dividends or distributions paid in respect of its Pledged Collateral; provided, however, that any and all:

(i) non-cash dividends or distributions in the form of capital stock, instruments or other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, and

(ii) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with total liquidation or dissolution,

shall forthwith be delivered to Pledgee, to be held as Pledged Collateral and shall, if received by a Pledgor, be received in trust for the benefit of Pledgee, be segregated from the other property of such Pledgor, and forthwith be delivered to Pledgee as Pledged Collateral in the same form as so received (with any necessary endorsement).

5. Each Pledgor agrees to pay prior to delinquency all taxes, charges, liens and assessments against the Pledged Collateral, except those with respect to which the amount or validity is being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Pledgor and upon the failure of such Pledgor to do so, Pledgee at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same.

6. So long as Pledgee has any commitment to make Advances to any Pledgor under the Loan Agreement or any Pledgor has any Secured Obligations (other than inchoate indemnity obligations) outstanding under the Loan Agreement, each Pledgor agrees that such Pledgor:

(a) will not (i) sell, transfer or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral (or any part thereof or interest therein) except with the prior written consent of Pledgee, or (ii) create or permit to exist any lien or encumbrance upon or with respect to any of the Pledged Collateral, except for Permitted Liens. If any Pledged Collateral, or any part thereof, is sold, transferred or otherwise disposed of in violation of this Section 6, the security interest of Pledgee shall continue in the Pledged Collateral notwithstanding such sale, transfer or other disposition, and Pledgor will deliver any proceeds thereof to Pledgee to be held as Pledged Collateral hereunder;

(b) shall, at Pledgor’s own expense, promptly execute, acknowledge, and deliver all such instruments and take all such actions as Pledgee from time to time may reasonably request in order to ensure to Pledgee the benefits of the lien in and to the Pledged Collateral intended to be created by this Pledge Agreement;

(c) shall maintain, preserve and defend the title to the Pledged Collateral and the lien of Pledgee thereon against the claim of any other person;

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(d) upon obtaining any shares of capital stock or other equity securities that should be pledged pursuant to Section 2 of this Pledge Agreement, shall immediately (i) deliver to Pledgee a duly executed Pledge Agreement Supplement in substantially the form of Schedule 1 attached hereto (a “Pledge Agreement Supplement”) identifying such additional shares of capital stock or other equity securities, and (ii) deliver or otherwise cause the transfer of such additional shares of capital stock or other equity securities to the Pledgee, provided, in each case so as to cause at all times the Pledged Collateral to constitute, but in no event and at no time to exceed, 65% of the issued and outstanding capital stock or other equity securities (calculated on an as-converted or as-exercised basis) of any Foreign Subsidiary. Pledgor hereby authorizes Pledgee to attach each Pledge Agreement Supplement to this Pledge Agreement and agrees that all shares of capital stock or other equity securities listed thereon shall for all purposes hereunder constitute Pledged Collateral.

7. In the event that during the term of this Pledge Agreement, any reclassification, readjustment, new issuance or other change is declared or made in the capital structure of the issuer of the Pledged Shares, all new substituted and additional shares, options, or other securities, issued or issuable to any Pledgor by reason of any such issuance, change or exercise shall be delivered to and held by Pledgee under the terms of this Pledge Agreement in the same manner as the Pledged Collateral originally pledged hereunder.

8. All advances, charges, costs and expenses, including reasonable attorneys’ fees, incurred or paid by Pledgee in exercising any right, power or remedy conferred upon Pledgee by this Pledge Agreement, or in the enforcement thereof, shall become a part of the Liabilities secured hereunder and shall be paid to Pledgee on demand.

9. During the existence of an Event of Default, Pledgee may, to the extent permitted by applicable law, at its election, apply, set off, collect or sell in one or more sales, or take such steps as may be necessary to liquidate and reduce to cash in the hands of Pledgee in whole or in part, with or without any previous demands or demand of performance or notice or advertisement, the whole or any part of the Pledged Collateral in such order as Pledgee may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere, or at any broker’s board or securities exchange, either for cash or upon credit or for future delivery; provided, however, that if such disposition is at private sale, then the purchase price of the Pledged Collateral shall be equal to the public market price then in effect, or, if at the time of sale no public market for the Pledged Collateral exists, then, in recognition of the fact that the sale of the Pledged Collateral would have to be registered under the Securities Act of 1933, as amended (the “Act”), and that the expenses of such registration are commercially unreasonable for the type and amount of collateral pledged hereunder, Pledgee and each Pledgor hereby agree that such private sale shall be at a purchase price mutually agreed to by Pledgee and the Pledgors or, if the parties cannot agree upon a purchase price, then at a purchase price established by Pledgee in the exercise of its reasonable discretion. Pledgee shall be under no obligation to delay the sale of any of the Pledged Shares for the period of time necessary to permit a Pledgor to register such securities for public sale under the Act, or under applicable state securities laws, even if such Pledgor would agree to do so. Pledgee may be the purchaser of any or all Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of any Pledgor or right of redemption. To the extend permitted by law, demands of performance, notices of sale, advertisements and presence of property at sale are hereby waived. Any sale hereunder may be conducted by any officer or agent of Pledgee.

10. The proceeds of the sale of any of the Pledged Collateral and all sums received or collected by Pledgee from or on account of such Pledged Collateral shall be applied by Pledgee to the payment of reasonable expenses incurred or paid by Pledgee in connection with any sale, transfer or delivery of the Pledged Collateral, to the payment of any other costs, charges, attorneys’ fees or expenses mentioned herein, and to the payment of the Secured Obligations or any part hereof, all in such order and manner as Pledgee in its discretion may determine. Pledgee shall then pay any remaining balance of the Secured Obligations to the Pledgor.

11. Upon the transfer of all or any part of Secured Obligations pursuant to the terms of the Loan Agreement, Pledgee may transfer all or any part of the Pledged Collateral to the transferee of the Secured Obligations and shall be fully discharged thereafter from all liability and responsibility with respect to such Pledged Collateral so transferred, and the transferee shall be vested with all the rights and powers of Pledgee hereunder with respect to such Pledged Collateral so transferred; but with respect to any Pledged Collateral not so transferred, Pledgee shall retain all rights and powers hereby given.

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12. Until all Secured Obligations shall have been paid in full in cash, the power of sale and all other rights, powers and remedies granted to Pledgee hereunder shall continue to exist and may be exercised by Pledgee at any time and from time to time pursuant to the terms hereof.

13. Pledgee may at any time deliver the Pledged Collateral or any part thereof to a Pledgor and the receipt thereof by such Pledgor shall be a complete and full acquittance for the Pledged Collateral so delivered, and Pledgee shall thereafter be discharged from any liability or responsibility therefore, except for such as is directly caused by Pledgee’s gross negligence or willful misconduct.

14. The rights, powers and remedies given to Pledgee by this Pledge Agreement shall be in addition to all rights, powers and remedies given to Pledgee by virtue of any statute or rule of law. Any forbearance, failure or delay by Pledgee in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof and every right, power and remedy of Pledgee shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by Pledgee.

15. If any provision of this Pledge Agreement is held to be unenforceable for any reason, all other provisions of this Pledge Agreement shall be deemed valid and enforceable to the full extent possible.

16. This Pledge Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

17. Upon the payment in full in cash of all Secured Obligations (other than inchoate indemnity obligations) and the cancellation or termination of any commitment to extend credit or make Advances under the Loan Agreement, the security interest granted herein shall terminate and all rights to the Pledged Collateral shall revert to the Pledgors, and Pledgee shall immediately return all Pledged Collateral to the applicable Pledgor. Upon such termination, Pledgee shall, at Pledgors’ cost and expense, execute and deliver to any Pledgor any additional documents or instruments as such Pledgor reasonably request to evidence such termination.

[Signature Page Follows]

5.

IN WITNESS WHEREOF, each Pledgor has executed this Pledge Agreement as of the date first set forth above.

DIOMED HOLDINGS, INC.

By:
Name:
Title:

DIOMED, INC.

By:
Name:
Title:

1.

Exhibit A

Pledgor: Diomed Holdings, Inc.

Name of Pledged Share Issuer	Jurisdiction of Organization	Number of Shares Authorized	Number of Shares Issued	Number of Shares Outstanding	Number of Shares Owned by Pledgor	% of Outstanding Shares Pledged	Certificate Number
Diomed, Inc.	Delaware	3,500,000 Preferred	3,500,000 Preferred	3,500,000 Preferred	3,500,000 Preferred	100%	P-1
Diomed, Inc.	Delaware	40,000,000 Common	40,000,000 Common	40,000,000 Common	40,000,000 Common	100%	1

Pledgor: Diomed, Inc.

Name of Pledged Share Issuer	Jurisdiction of Organization	Number of Shares Authorized	Number of Shares Issued	Number of Shares Outstanding	Number of Shares Owned by Pledgor	% of Outstanding Shares Pledged	Certificate Number
Diomed PDT, Inc.	Delaware	100 Common	100 Common	100 Common	100 Common	100%	1
Diomed Acquisition Corp.	Delaware	1,000 Common	1,000 Common	1,000 Common	1,000 Common	100%	1

2.

Schedule 1

Pledge Agreement Supplement

This Pledge Agreement Supplement, dated as of _____________, 20__, is delivered pursuant to Section 6(d) of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Agreement Supplement may be attached to the Pledge Agreement, dated as of September 28, 2007 (as amended, restated, modified, renewed, supplemented or extended from time to time, the “Pledge Agreement”; the terms defined therein and not otherwise defined herein being used as therein defined), made by the undersigned, as Pledgor in favor of Hercules Technology Growth Capital, Inc., as Pledgee, and that the shares of capital stock or other equity securities listed on this Pledge Agreement Supplement shall be and become part of the Pledged Collateral pledged by the undersigned and referred to in the Pledge Agreement and shall secure all Secured Obligations.

The undersigned agree that the shares of capital stock and other equity securities listed below shall for all purposes constitute Pledged Collateral pledged by the undersigned and shall be subject to the security interest created by the Pledge Agreement.

The undersigned hereby certify that the representation and warranties set forth in Section 3 of the Pledge Agreement are true and complete in all material respects with respect to the Pledged Shares listed below on and as of the date hereof.

[PLEDGOR]

By:
Name:
Title:

3.

Name of Pledged Share Issuer	Jurisdiction of Organization	Number of Shares Authorized	Number of Shares Issued	Number of Shares Outstanding	Number of Shares Owned by Pledgor	% of Outstanding Shares Pledged	Certificate Number

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